As filed with the Securities and Exchange Commission on May 17, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________
HURON CONSULTING GROUP INC.
(Exact name of registrant as specified in its charter)
__________________

Delaware	01-0666114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 West Van Buren Street Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)
__________________
Huron Consulting Group Inc. 2012 Omnibus Incentive Plan
(As Amended)
(Full title of the plan)
__________________
Diane E. Ratekin
Executive Vice President, General Counsel and Corporate Secretary
Huron Consulting Group Inc.
550 West Van Buren Street
Chicago, Illinois 60607
(Name and address of agent for service)
__________________
(312) 583-8700
(Telephone number, including area code, of agent for service)
__________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,500,000	$47.31	$70,965,000	$8,601

(1)
Huron Consulting Group Inc. is filing this Registration Statement on Form S-8 to register an aggregate of 1,500,000 shares of its common stock, par value $0.01 per share (“Common Stock”), which may be issued pursuant to the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan, as amended (the “Plan”), consisting of (i) 600,000 shares of Common Stock reserved for issuance pursuant to the terms of the Plan and (ii) 900,000 shares of Common Stock that may become available for issuance pursuant to the share counting and share recycling provisions of the Plan, including upon the expiration, cancellation, forfeiture or other termination of awards. In addition, in accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional shares of Common Stock, which may be issued pursuant to the Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of shares of Common Stock of the registrant as reported on the NASDAQ Global Select Market on May 15, 2019.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The prospectus containing information required by Part I of Form S-8 and related to this Registration Statement is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8. Huron Consulting Group Inc. (the “Company”) will send or give to each participant in the Plan a copy of the prospectus. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), the prospectus is not being filed with or included in this Registration Statement. The prospectus and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed with the Commission are incorporated by reference in this registration statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 27, 2019;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on April 30, 2019;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission on February 26, 2019 (solely with respect to the matters reported under Item 5.02 thereof) and May 8, 2019; and

(d)
the description of the Company’s Common Stock, set forth under the heading “Description of Capital Stock” in the Company’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-115434), filed with the Commission on May 13, 2004, as thereafter amended and supplemented.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually or reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation-a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually or reasonably incurred by such person in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
The Company’s Third Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.
The Company’s Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.
The Company maintains liability insurance for its directors and officers. Such insurance is available to the Company’s directors and officers in accordance with its terms.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

4.1
Third Amended and Restated Certificate of Incorporation of Huron Consulting Group Inc. is incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on February 16, 2005.

4.2	Amended and Restated Bylaws of Huron Consulting Group Inc. are incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 28, 2015.
5.1	Opinion of McDermott Will & Emery LLP.
23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.
23.2	Consent of McDermott Will & Emery LLP (included in opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1
Huron Consulting Group Inc. 2012 Omnibus Incentive Plan, as amended and restated effective May 1, 2017, is incorporated herein by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A filed on March 27, 2017.

99.2
Amendment to the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan, as amended and restated effective May 1, 2017, is incorporated herein by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A filed on March 22, 2019.

Item 9. Undertakings.

(1)	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 17, 2019.

HURON CONSULTING GROUP INC.

By:	/s/ James H. Roth
James H. Roth Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Roth, John D. Kelly, and Diane E. Ratekin, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 17, 2019.

By:	/s/ James H. Roth	By:	/s/ John F. McCartney
James H. Roth Chief Executive Officer and Director (Principal Executive Officer)		John F. McCartney Non-Executive Chairman of the Board

By:	/s/ George E. Massaro	By:	/s/ John D. Kelly
George E. Massaro Vice Chairman of the Board		John D. Kelly Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Ellen P. Wong	By:	/s/ John S. Moody
Ellen P. Wong Chief Accounting Officer (Principal Accounting Officer)		John S. Moody Director

By:	/s/ H. Eugene Lockhart	By:	/s/ Debra Zumwalt
H. Eugene Lockhart Director		Debra Zumwalt Director

By:	/s/ Hugh E. Sawyer
Hugh E. Sawyer Director

By:	/s/ Ekta Singh-Bushell
Ekta Singh-Bushell Director

INDEX TO EXHIBITS

Exhibit No.	Description

4.1
Third Amended and Restated Certificate of Incorporation of Huron Consulting Group Inc. is incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on February 16, 2005.

4.2	Amended and Restated Bylaws of Huron Consulting Group Inc. are incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 28, 2015.
5.1	Opinion of McDermott Will & Emery LLP.
23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.
23.2	Consent of McDermott Will & Emery LLP (included in opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1
Huron Consulting Group Inc. 2012 Omnibus Incentive Plan, as amended and restated effective May 1, 2017, is incorporated herein by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A filed on March 27, 2017.

99.2
Amendment to the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan, as amended and restated effective May 1, 2017, is incorporated herein by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A filed on March 22, 2019.